Exhibit 10.1

战略合作框架协议

Strategic framework agreement

本战略合作框架协议由以下各方于 2022年4 月1 日签署。

This Agreement (the “Agreement”) is dated the 1st day of April 2022 and made Between

甲方：3D Discovery Co., Ltd

授权代表：Lam Ka Man

注册地址：Flat/Rm 1202B, 12F, Far East Consortium Building, 113-125A, Des Voeux Road, Central, Hong Kong

(1)	3D Discovery Co., Ltd, a company incorporated in the Hong Kong, with the registration number of 2206233 , whose registered office is situate at Flat/Rm 1202B, 12F, Far East Consortium Building, 113-125A, Des Voeux Road, Central, Hong Kong (the “Party A”); and

乙方：苏州苏芯瑞视科技有限公司

授权代表：

注册地址：苏州市吴中区经济开发区越溪街道吴中大道2888号6幢101室

(2)	Suzhou Su Xin Rui Shi Technology Co., Ltd. (苏州苏芯瑞视科技有限公司), a company incorporated in People’s Republic of China whose registered address is is situate at Room 101, Building 6, No.2888 Wuzhong Avenue, Yuexi Street, Wuzhong District Economic Development Zone, Suzhou (the “Party B”).

（collectively the “Parties”, individually a “Party”)

鉴于：

Whereas:

1.	3D Discovery Co., Ltd.作為SHARING ECONOMY INTERNATIONAL INC.(“集团”)的间接持股的全资子公司，一家成立于1987年，在美国场外交易市场(Over-the-Counter)交易的公司，代码为”SEII”。自二零一七年第二季度起，集团基于全球市场瞄准科技和全球共享经济市场，通过开发在线平台和租赁业务合作等，助推全球共享经济的发展。集团目前围绕科技和全球共享经济市场，在亚洲、欧美的重点市场已拥有多个技术及服务平台，其中包括主要从事影视制作业务的Sharing Film 平台；通过使用 3D 技术为房地产、酒店和室内设计行业为客户提供新的视角，为每个图像创作提供更高的准确性、效率和真实性的3D Discovery平台等。

3D Discovery Co., Ltd. is the wholly-owned subsidiary of SHARING ECONOMY INTERNATIONAL INC. (the “Group”), a company established in 1987, trading on the Over-the-Counter market in the United States with the code “SEII”. Since the second quarter of 2017, the Group has been aiming at technology and the global sharing economy markets based on the global market, and has promoted the development of the global sharing economy by developing online platforms and leasing business cooperation. At present, the Group has a number of technology and service platforms in key markets of Asia, Europe and America around the technology and global sharing economy market, including the Sharing Film platform, which is mainly engaged in film and television production; 3D Discovery platform, to provide customers with a new perspective for real estate, hotel and interior design industries using 3D technology, which could provide higher accuracy, efficiency and authenticity for every image creation, etc.

第 1 页 共 9 页

2.	乙方苏芯瑞视科技有限公司为一家全球领先的裸眼3D显示技术研发公司，致力于国际顶尖三维光场实时渲染引擎技术研发与产业化。团队拥有三大创新性核心技术：基于逆光匹配技术的光场重建算法、基于人眼生物立体视觉的可编程实时3D Light Field渲染引擎、及立体像源与虚拟场景融合算法。成为业界首次实现光场实时渲染的公司，也是中国国内目前唯一可提供定制化裸眼三维解决方案的团队，成功实现普通2D片源向3D光场片源实时转化输出，解决产业内容稀缺现状。

Party B is a leading global naked-eye 3D display technology research and development company, dedicated to the development and industrialisation of international top 3D light field real-time rendering engine technology. The team has three core innovative technologies: a light field reconstruction algorithm based on backlight matching technology, a programmable real-time 3D Light Field rendering engine based on human eye bio-stereoscopic vision, and a fusion algorithm between stereoscopic image source and virtual scene. It is the first company in the industry to achieve real-time light field rendering, and the only team in China that can provide customised naked eye 3D solutions, successfully transforming ordinary 2D sources to 3D light field sources in real time and solving the current situation of scarce industrial content.

第 2 页 共 9 页

3.	双方共同认为，元宇宙作为备受关注的下一代互联网入口，给科技领域、互联网领域乃至整个经济体系所带来的巨大机遇和革命性作用毋庸质疑。甲方认可乙方在基于逆光匹配技术的光场重建技术、实时3D片源渲染技术及立体像源与虚拟场景融合技术等裸眼3D显示技术上的全球领先优势，以及在裸眼3D设备开发方面的技术先进性和客户服务黏性；乙方认可甲方在港澳、东南亚、欧洲积累的市场资源，在3D技术下游应用及内容影视制作等产业上下游的布局及产业化能力；双方拥有良好的资源互补优势，拟共同深耕国际化裸眼3D生态圈和产业链，完成”元宇宙”生态圈的布局，共同打造全球领先的裸眼3D科技平台，和”元宇宙”场景体验技术开发及优化平台，双方签署本战略合作框架协议：

Both Parties believe that Metaverse, as the gateway of the next generation Internet, which has attracted much attention, will undoubtedly bring great opportunities and revolutionary effects to the fields of science and technology, Internet and even the whole economic system. Party A recognizes Party B’s global leading advantages in naked-eye 3D display technologies such as light field reconstruction technology based on backlight matching technology, real-time 3D source rendering technology and stereoscopic image source and virtual scene fusion technology, as well as its technological advancement and customer service stickiness in naked-eye 3D equipment development; Party B recognizes the market resources accumulated by Party A in Hong Kong, Macao, Southeast Asia and Europe, the layout and industrialization ability of upstream and downstream industries such as downstream application of 3D technology and content film and television production; The both Parties have good complementary advantages in resources, and plan to jointly deepen the international naked-eye 3D ecosystem and industrial chain, complete the layout of the “Metaverse” ecosystem, and jointly build the world’s leading naked-eye 3D technology platform, and the development and optimization platform of the “Metaverse” scene experience technology. Both parties agree as follows:

第 3 页 共 9 页

第一条：合作事项

Article 1: Matters of cooperation

1.	双方拟在香港共同成立合资公司（”合资公司”），甲方拟持有合资公司股权比例60%，乙方拟持有合资公司股权比例40%，甲方为合资公司控股方，负责业务推广和当地资源开发；乙方主要负责合资公司技术研发应用和客户服务。

Both Parties intend to jointly establish a joint venture company (“joint venture company”) in Hong Kong. Party A intends to hold 60% of the equity of the joint venture company, and Party B intends to hold 40% of the equity of the joint venture company. Party A will be the controlling party of the joint venture company, responsible for business promotion and local resource development; Party B is mainly responsible for technology research and development, application and customer service of the joint venture company.

2.	双方拟以合资公司围绕香港、新加坡为代表的东南亚、欧洲等重点区域，共同推广裸眼3D 8K/16K分辨率实时渲染、无屏悬浮三维显示等技术运用和服务业务；并针对区域内面板厂商、显示设备厂商、广告厂商、教育娱乐等重点客户，拓展三维渲染引擎和超高清三维显示终端设备等硬件销售，并提供高清数字建模和3D技术及硬件设施升级服务，形成领先的市场占有率。

Both Parties plan to jointly promote the application and service of naked-eye 3D 8K/16K resolution real-time rendering, screenless suspended 3D display and other technologies around key areas such as Southeast Asia and Europe represented by Hong Kong and Singapore; and expand the sales of hardware such as 3D rendering engine and ultra-high-definition 3D display terminal equipment, and provide high-definition digital modeling and 3D technology and hardware facilities upgrade services for key customers such as panel manufacturers, display equipment manufacturers, advertising manufacturers, education and entertainment in abovementioned region, forming a leading market share.

第 4 页 共 9 页

3.	合资公司以全球市场为基础，整合双方优势资源，共同深化合资公司在裸眼3D领域和元宇宙领域内的技术领先优势，持续拓展合资公司核心技术布局，扩宽核心技术应用场景，围绕元宇宙产业链上下游，为产业内容制作公司及硬件公司提供领先的高分辨率、低视疲劳的内容实时渲染技术，为文旅、商场及企业等裸眼3D方案需求方提供一体化解决方案，为家庭场景提供便捷裸眼3D场景沉浸体验；全面开拓国际市场，构建纵向元宇宙产业链深度布局，高效扩大业务规模，并获得良好盈利。

Based on the global market, the Joint Venture Company will integrate the advantageous resources of both parties and jointly deepen the technological leadership of the Joint Venture Company in the field of naked eye 3D and metaverse, continue to expand the core technology layout of the Joint Venture Company, broaden the application scenarios of the core technology, provide leading high-resolution, low visual fatigue content rendering technology for industrial content production companies and hardware companies around the upstream and downstream of the Metaverse industry chain, provide integrated solutions for cultural tourism, shopping malls and enterprises, and provide convenient naked eye 3D scene immersion experience for home scenes. We will provide integrated solutions to the demand side of naked eye 3D solutions such as cultural tourism, shopping malls and enterprises, and provide convenient naked eye 3D scene immersion experience for home scenes; comprehensively explore the international market, build a deep layout of the vertical metaverse industry chain, efficiently expand the business scale and obtain good profitability

第 5 页 共 9 页

第二条：排他性条款及尽职调查

Article 2: Exclusivity clause and due diligence

1.	双方有权在本协议签署后45日内，对各方基本面进行尽职调查。各方应尽最大努力向对方及其专业顾问提供一切必要的协助，配合对方及其专业顾问提出与公司有关的合理查询或请求，包括但不限于回答相关问题，提供相关资料，以便尽快完成尽职调查。

The parties shall have the right to conduct due diligence on the fundamental aspects of each party within 45 days after the signing of this Agreement. Each party shall use its best endeavours to provide all necessary assistance to the other party and its professional advisers, and cooperate with the other party and its professional advisers in reasonable enquiries or requests relating to the Company, including but not limited to answering relevant questions and providing relevant information, so that the due diligence can be completed as soon as possible.

2.	双方在此同意，双方在尽职调查期内，本协议项下的合作应为排他性的，任何一方不得与其他战略合作类投资者就有关本协议之同类或类似相关事宜进行任何形式之接洽(包括但不限于：商谈，签署备忘录、意向书、具有或不具有法律效力之协议)，此排他条款不适用于财务投资者，即任何一方可为本协议所述合作寻找财务投资者。为免疑义，排他期为尽职调查期，即自本备忘录签订之日起【45】日。

Both parties hereby agree that during the due diligence period, the cooperation under this Agreement shall be exclusive, and neither party shall engage in any form of contact with other strategic cooperation investors on similar or similar matters related to this Agreement (including but not limited to: negotiation, signing of memoranda, letters of intent, agreements with or without legal effect). This exclusive clause does not apply to financial investors, that is, either party can find financial investors for the cooperation mentioned in this Agreement. For the avoidance of doubt, the exclusive period is due diligence period, that is, [45] days from the date of signing this Agreement.

第三条：签署正式协议

Article 3: Sign a formal agreement.

双方在完成尽职调查后，就合资股权结构、出资时间、支付方式及各细节与各方及适格关联主体（如适用）签署正式”合资合作协议”，各方将根据最终尽调结论确认交易结构，涉及合作进程及协议安排应以正式合资合作协议及相关法律文件为准。

Upon completion of due diligence, both parties will sign a formal “Joint Venture Cooperation Agreement” with all parties and appropriate related parties (if applicable) on the equity structure, investment time, payment method and details of the joint venture. All parties will confirm the transaction structure subject to the final conclusion of the Due Diligence Report, and the cooperation process and agreement arrangement shall be subject to the formal joint venture cooperation agreement and relevant legal documents.

第 6 页 共 9 页

第四条:終止

Article 4: Termination

本协议将于以下各项较早发生时终止：(i) 本协议签订之日起第【45】日或本协议之各方可能协议之有关其他日期；或(ii)签订正式合资合作协议。

This Agreement will be terminated at the earlier of the following: (i) the [45th] day from the date of signing this Agreement or other relevant dates as may be agreed by the parties to this Agreement; Or (ii) the execution of a formal joint venture cooperation agreement.

第五条：保密

Article 5: Confidentiality

1.	除非适用法律、法规或相关证券交易所规则要求披露此类信息，各方对此次合作条款具有保密义务，不向其他无涉第三方披露。各方承诺对合作期间获得的保密信息负有保密义务，除在OTC市场发布的任何公告外，不向其他无涉第三方披露。本协议项下”保密信息”是指直接或间接与本协议或双方商业、财务、技术或是其他材料（无论是电子记录、书面或是其他的形式）。

Unless such information is required to be disclosed by applicable laws, regulations or relevant stock exchange rules, each party shall be obligated to keep the terms of this cooperation confidential and not disclose it to other unrelated third parties. Each party promises to keep confidential the confidential information obtained during the cooperation period, and will not disclose it to other unrelated third parties except any announcements made in OTC market. “Confidential information” under this Agreement refers to the commercial, financial, technical or other materials (whether electronic records, written or other forms) directly or indirectly related to this Agreement or both parties.

2.	保密信息不包括满足下列任一条件的信息：(i) 被提供时已经或其后非出于接收方的不当行为而为公众所知的；(ii) 接收方在披露前已经知晓的；(iii) 接收方以正当地从第三方获得而不承担任何保密义务的；或(iv) 接收方不使用或参考披露方的保密信息而独立开发的。

Confidential information does not include the information that (i) it has become known to the public at the time of being provided or since then through no improper behavior of the receiving party; (ii) The recipient has known it before the disclosure; (iii) The receiving party properly obtains it from a third party without any confidentiality obligation; or (iv) independently developed by the receiving party without using or referring to the confidential information of the disclosing party

第 7 页 共 9 页

第六条: 其他

Article 6: Others

3.	本协议不作为承诺，而仅用于意向表达，本协议除了第二条、第五条和第六条以外的内容对双方不具有法律约束力。正式合资合作协议签署后自动取代本协议。

This Agreement is not used as a warranty, but only for the expression of intention. The contents of this Agreement except Articles 2, 5 and 6 are not legally binding on both parties. After the formal joint venture cooperation agreement is signed, this Agreement will automatically be replace by the formal joint venture cooperation agreement upon its execution.

4.	各方应承担各自因签署、审阅本协议及与本协议有关尽职调查而产生的费用。

Each party shall bear its own expenses arising from signing and reviewing this Agreement and due diligence related to this Agreement.

5.	本协议自双方签字或盖章之日起生效。本协议可以以一个或多个副本执行，每个副本应被视为原始文件，但所有副本共同构成唯一且一致的文书。

This Agreement shall come into force as of the date of signature or seal by both parties. this Agreement may be executed in one or more copies, and each copy shall be regarded as the original document, but all copies together constitute a unique and consistent instrument.

6.	本协议应受香港法律的管辖，并根据香港法律进行解释。由本合同引起的或与之相关的任何争议、纠纷、分歧或索赔，包括本合同的存在、有效性、解释、履行、违反或终止，或由本合同引起的或与之相关的非合同义务方面的任何争议，应提交香港国际仲裁中心（HKIAC）根据提交仲裁通知时有效的HKIAC管理的仲裁规则进行仲裁并最终解决。仲裁地点为香港。仲裁员人数为三名。仲裁程序应以普通话进行。仲裁决一经做出，即为终局，并对当事人具有约束力。

This Agreement shall be governed by and construed in accordance with laws of Hong Kong. Any dispute, controversy, difference or claim arising out of or relating to this contract, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non- contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in Mandarin. The decision of the Arbitrator on all issues or matters submitted to the Arbitrator for resolution shall be conclusive, final and binding on all of the parties.

7.	本协议英文文本（若有）与中文文本有不一致或冲突，应以中文文本为准。

In case of any inconsistency or conflict between the English version (if any) of this Agreement and the Chinese version, the Chinese version shall prevail.

[The remainder of this page is intentionally left blank]

第 8 页 共 9 页

AS WITNESS the hands of the duly authorised representatives of the Parties as of the date first before written.

Party A甲方：
For and on behalf of代表	)
3D Discovery Co., Ltd (seal))
and SIGNED by授权代表签署	)
in the presence of:	)

Party B乙方:	)
For and on behalf of 代表	)
Suzhou Su Xin Rui Shi Technology Co., Ltd.	)
(苏州苏芯瑞视科技有限公司) (Seal))
and SIGNED by授权代表签署	)
in the presence of:	)

第 9 页 共 9 页